Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	February 26, 2014
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2013 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Consolidated Results of Operations, Three-Month Periods Ended December 31, 2013 and 2012:

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended December 31, 2013, reported net income was $3.5 million, or $.27 per diluted share, as compared to $4.5 million, or $.36 per diluted share, during the same quarter of 2012.

After adjusting the reported results for the net impact of the items reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), consisting primarily of a $1.1 million gain realized on the divestiture of property during the fourth quarter of 2012, our adjusted net income was $3.5 million, or $.28 per diluted share during the fourth quarter of 2013, as compared to $3.4 million, or $.27 per diluted share, during the fourth quarter of 2012.

As calculated on the attached Supplemental Schedule, our adjusted funds from operations (“AFFO”) were $9.0 million, or $.71 per diluted share, during the fourth quarter of 2013, as compared to $8.8 million, or $.70 per diluted share, during the fourth quarter of 2012.

Consolidated Results of Operations - Twelve-Month Periods Ended December 31, 2013 and 2012:

For the twelve-month period ended December 31, 2013, reported net income was $13.2 million, or $1.04 per diluted share, as compared to $19.5 million, or $1.54 per diluted share, during the twelve-month period ended December 31, 2012.

As reflected on the Supplemental Schedule, our reported net income during the twelve-month period ended December 31, 2012 included an $8.5 million gain on divestitures of properties owned by unconsolidated LLCs. After neutralizing the impact of the gains recorded last year, as well as the transaction costs recorded during each year, our adjusted net income increased $1.7 million, or $.14 per diluted share, to $13.4 million, or $1.06 per diluted share, during 2013 as compared to $11.6 million, or $.92 per diluted share, during 2012. The $1.7 million increase in adjusted net income during 2013, as compared to 2012, was attributable primarily to a $1.8 million decrease in amortization expense recorded on intangible assets.

As calculated on the Supplemental Schedule, our AFFO were $35.2 million, or $2.77 per diluted share, during the twelve months of 2013, as compared to $35.0 million, or $2.76 per diluted share, during the comparable period of 2012.

Dividend Information:

The fourth quarter dividend of $.625 per share was paid on December 31, 2013.

Capital Resources Information:

At December 31, 2013, we had $93.7 million of borrowings outstanding under our $150 million revolving credit agreement and $47.6 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-the-market Equity Issuance Program (“ATM Program”):

During the fourth quarter of 2013, we commenced an at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. Pursuant to this ATM Program, during the fourth quarter of 2013, we issued 154,713 shares at an average price of $41.71 per share which generated approximately $6.0 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Acquisition and Construction Activity:

2014:

On January 14, 2014, we paid an aggregate of approximately $7.2 million to purchase the following in a single transaction:

•	The Children’s Clinic at Springdale – a 9,800 square foot, single-tenant medical office building located in Springdale, Arkansas, and;

•	The Northwest Medical Center at Sugar Creek – a 16,700 square foot, multi-tenant medical office building located in Bentonville, Arkansas.

Additionally, effective January 1, 2014, we purchased the third-party minority ownership interests in two LLCs in which we previously held noncontrolling majority ownership interests (Palmdale Medical Properties and Sparks Medical Properties). As a result, we now own 100% of each of these LLCs, which own medical office buildings (“MOB”), and will begin accounting for each on a consolidated basis effective January 1, 2014.

2013:

•	On August 22, 2013, we purchased the Ward Eagle Office Village, a medical office building located in Farmington Hills, Michigan. This multi-tenant MOB, which was purchased for approximately $4.1 million, consists of approximately 16,300 rentable square feet.

•	On June 6, 2013, we purchased the 5004 Poole Road medical office building, located in Denison, Texas, on the campus of Texoma Medical Center, a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”). This single-tenant MOB, which was purchased for approximately $625,000, consists of approximately 4,400 rentable square feet and is located adjacent to our Texoma Medical Plaza MOB.

•	The newly constructed Forney Medical Plaza II located in Forney, Texas was completed and opened in April, 2013. This multi-tenant medical office building, consisting of approximately 30,000 rentable square feet, is owned by a limited partnership in which we hold a 95% noncontrolling ownership interest.

Deconsolidation of LLC:

Effective July 1, 2013, the master lease agreement between Palmdale Medical Properties, an LLC in which we then held a 95% noncontrolling equity interest, and Palmdale Regional Medical Center, a wholly-owned subsidiary of UHS, expired. Therefore, effective on July 1, 2013, this LLC was no longer considered a variable interest entity and we began accounting for this LLC on an unconsolidated basis pursuant to the equity method. Prior to the expiration of the master lease, this LLC was accounted for on a consolidated basis, through June 30, 2013. For the quarter ended December 31, 2012, this LLC had revenues of $329,000, operating expenses of $129,000, depreciation and amortization expense of $86,000, interest expense of $103,000 and net income of $11,000. For the six months ended December 31, 2012, this LLC had revenues of $657,000, operating expenses of $266,000, depreciation and amortization expenses of $172,000, interest expense of $206,000 and net income of $13,000. There was no material impact to our net income as a result of the deconsolidation of this LLC.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have investments in fifty-eight properties located in sixteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2012 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended September 30, 2013), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. AFFO was also computed for the three and twelve-month periods ended December 31, 2013 and 2012, as reflected on the Supplemental Schedules and discussed herein, since we believe it is helpful to our investors since it adjusts for the effect of transaction costs related to acquisitions. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2012 and our Report on Form 10-Q for the quarterly period ended September 30, 2013. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2013 and 2012

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Base rental - UHS facilities	$3,592	$3,882	$14,773	$15,438
Base rental - Non-related parties	6,976	6,948	27,955	27,213
Bonus rental - UHS facilities	1,046	1,033	4,260	4,142
Tenant reimbursements and other - Non-related parties	1,721	1,333	6,812	6,674
Tenant reimbursements and other - UHS facilities	110	127	480	483

	13,445	13,323	54,280	53,950

Expenses:
Depreciation and amortization	4,640	4,732	18,753	20,216
Advisory fees to UHS	610	525	2,369	2,119
Other operating expenses	3,364	3,331	14,409	14,575
Transaction costs	33	17	203	680

	8,647	8,605	35,734	37,590

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gains, net	4,798	4,718	18,546	16,360

Equity in income of unconsolidated LLCs	550	562	2,095	2,365
Gains on divestiture of properties owned by unconsolidated LLCs, net	—	1,145	—	8,520

Interest expense, net	(1,850)	(1,915)	(7,472)	(7,768)

Net income	$3,498	$4,510	$13,169	$19,477

Basic earnings per share	$0.27	$0.36	$1.04	$1.54

Diluted earnings per share	$0.27	$0.36	$1.04	$1.54

Weighted average number of shares outstanding - Basic	12,729	12,668	12,689	12,661
Weighted average number of share equivalents	6	12	12	8

Weighted average number of shares and equivalents outstanding - Diluted	12,735	12,680	12,701	12,669

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended December 31, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended December 31, 2013		Three months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$3,498	$0.27	$4,510	$0.36
Adjustments:
Less: Gain on divestiture of property owned by an unconsolidated LLC, net	—	—	(1,145)	(0.09)
Transaction costs	33	0.01	17	—

Subtotal adjustments to net income	33	0.01	(1,128)	(0.09)

Adjusted net income	$3,531	$0.28	$3,382	$0.27

Calculation of Adjusted Funds From Operations (“AFFO”)

	Three months ended December 31, 2013		Three months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$3,498	$0.27	$4,510	$0.36
Plus: Depreciation and amortization expense on real property/intangibles:
Consolidated investments	4,577	0.36	4,676	0.37
Unconsolidated affiliates	879	0.07	786	0.06
Less: Gain on divestiture of property owned by an unconsolidated LLC, net	—	—	(1,145)	(0.09)

Funds From Operations (“FFO”)	8,954	0.70	8,827	0.70
Transaction costs	33	0.01	17	—

AFFO	$8,987	$0.71	$8,844	$0.70

Dividend paid per share		$0.625		$0.620

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Twelve months ended December 31, 2013		Twelve months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$13,169	$1.04	$19,477	$1.54
Adjustments:
Less: Gains on divestiture of properties owned by unconsolidated LLCs, net	—	—	(8,520)	(0.67)
Transaction costs	203	0.02	680	0.05

Subtotal adjustments to net income	203	0.02	(7,840)	(0.62)

Adjusted net income	$13,372	$1.06	$11,637	$0.92

Calculation of Adjusted Funds From Operations (“AFFO”)

	Twelve months ended December 31, 2013		Twelve months ended December 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$13,169	$1.04	$19,477	$1.54
Plus: Depreciation and amortization expense on real property/intangibles:
Consolidated investments	18,496	1.45	20,030	1.58
Unconsolidated affiliates	3,290	0.26	3,293	0.26
Less: Gains on divestiture of properties owned by unconsolidated LLCs, net	—	—	(8,520)	(0.67)

FFO	34,955	2.75	34,280	2.71
Plus: Transaction costs	203	0.02	680	0.05

AFFO	$35,158	$2.77	$34,960	$2.76

Dividend paid per share		$2.495		$2.460

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2013	December 31, 2012
Assets:

Real Estate Investments:
Buildings and improvements	$368,295	$374,416
Accumulated depreciation	(97,921)	(87,088)

	270,374	287,328
Land	27,374	27,058

Net Real Estate Investments	297,748	314,386

Investments in and advances to limited liability companies (“LLCs”)	39,201	28,636

Other Assets:
Cash and cash equivalents	3,337	3,048
Base and bonus rent receivable from UHS	2,053	2,041
Rent receivable - other	3,310	2,783
Intangible assets (net of accumulated amortization of $13.7 million and $8.2 million at December 31, 2013 and December 31, 2012, respectively)	20,782	26,293
Deferred charges, goodwill and other assets, net	6,714	5,851

Total Assets	$373,145	$383,038

Liabilities:

Line of credit borrowings	$93,700	$81,750
Mortgage and other notes payable, non-recourse to us (including net debt premium of $834,000 and $1.3 million at December 31, 2013 and December 31, 2012, respectively)	106,287	116,186
Accrued interest	491	539
Accrued expenses and other liabilities	5,156	4,920
Tenant reserves, escrows, deposits and prepaid rents	1,881	1,898

Total Liabilities	207,515	205,293

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2013 - 12,858,643 2012 -12,688,998	128	127
Capital in excess of par value	220,691	214,094
Cumulative net income	480,044	466,875
Cumulative dividends	(535,176)	(503,425)
Accumulated other comprehensive loss	(57)	—

Total Universal Health Realty Income Trust Shareholders’ Equity	165,630	177,671
Non-controlling equity interest	—	74

Total Equity	165,630	177,745

Total Liabilities and Equity	$373,145	$383,038